SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2003

STEMCELLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19871	95-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3155 Porter Drive
Palo Alto, California 94304
(Address of principal executive offices, including zip code)

(650) 475-3100
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant
Signature
Exhibit Index
EXHIBIT 16.1

Item 4. Changes in Registrant’s Certifying Accountant

     On October 15, 2003, Ernst & Young LLP (“Ernst”) notified StemCells, Inc. (the “Company”) of its intent to resign as the Company’s independent public accountants after the filing of the Company’s third quarterly report for 2003. The Audit Committee of the Company’s Board of Directors met on October 22, 2003 and accepted Ernst’s resignation. Ernst’s reports on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Ernst’s report on the financial statements for the year ended December 31, 2002 contained an explanatory paragraph expressing substantial doubt in the Company’s ability to continue as a going concern.

     During the Company’s two most recent fiscal years ended December 31, 2002 and the subsequent interim periods through October 15, 2003, there were no disagreements between the Company and Ernst on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Ernst with a copy of the foregoing disclosures. Attached, as Exhibit 16.1 is a copy of Ernst’s letter regarding the change in certifying accountant.

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StemCells, Inc.

	By:	/s/ Martin McGlynn

Martin McGlynn
President and Chief Executive Officer
Date: October 22, 2003

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Exhibit Index

     (16.1) Letter of Ernst & Young LLP regarding change in certifying accountant

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